DEFERRAL ELECTION

          I hereby elect to defer receipt of all fees payable to me as compensation for service on the Board of Directors of the Corporation until I have ceased to be a director of the Corporation.

          I further elect that the amount to be paid to me at such time shall be determined in accordance with Option _______ below:
               (Select  A or B)

               OPTION A: The amount payable shall be the amount obtained as if all retainer and fees payable with respect to each fiscal year covered by this election were invested on October 1 during that fiscal year in an accumulation account earning interest at an annual rate for each fiscal year of 300 basis points over the six-month T-bill rate in effect on October 1 for such fiscal year until the date of termination of my service as a member of the Board.

               OPTION B: The amount payable shall be the sale proceeds that would be obtained if all retainer and fees payable to me with respect to each fiscal year covered by this election were used to purchase shares of Class A common stock of the Corporation (the "Stock") at a price representing a 15% discount off the closing price for the Stock on the American Stock Exchange on October 1 of such fiscal year (or, if October 1 is not a day when the American Stock Exchange is open for trading, on the last day prior to October 1 when the American Stock Exchange was open for trading) and the Stock (including any stock dividends issued with respect to the Stock during such deferral period) were sold on the date of termination of my service as a member of the Board.

          This election shall be irrevocable for the fiscal year beginning October 1, 1995 and for each subsequent year unless I file a written revocation of my election on or before any September 15 with respect to the following fiscal year.


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          Date                               Signature


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